UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2015

REDWOOD TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

Redwood Trust, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders on May 19, 2015 (the “Annual Meeting”). There were 83,554,802 shares of Company common stock entitled to vote at the Annual Meeting.  There were three items voted upon at the Annual Meeting, with the voting results for each item set forth below.

Item 1.  During the Annual Meeting, stockholders voted to elect Richard D. Baum, Mariann Byerwalter, Douglas B. Hansen, Marty Hughes, Greg H. Kubicek, Karen R. Pallotta, Jeffrey T. Pero, Georganne C. Proctor, and Charles J. Toeniskoetter as directors to serve on the Board of Directors until the annual meeting of stockholders in 2016 and until their successors are duly elected and qualify.  The stockholders’ votes with respect to the election of directors were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Richard D. Baum	68,910,392	1,248,506	54,543	8,980,697
Mariann Byerwalter	68,916,983	1,244,141	52,317	8,980,697
Douglas B. Hansen	68,931,558	1,227,553	54,330	8,980,697
Marty Hughes	69,005,079	1,157,255	51,107	8,980,697
Greg H. Kubicek	68,929,432	1,231,833	52,175	8,980,697
Karen R. Pallotta	69,899,868	262,523	51,050	8,980,697
Jeffrey T. Pero	69,789,381	372,901	51,159	8,980,697
Georganne C. Proctor	69,883,264	278,740	51,437	8,980,697
Charles J. Toeniskoetter	68,898,751	1,262,232	52,458	8,980,697

Item 2.  During the Annual Meeting, stockholders voted to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2015. The stockholders’ votes with respect to the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm were as follows:

For	Against	Abstentions	Broker Non-Votes
77,998,416	1,119,380	76,342	—

Item 3.  During the Annual Meeting, stockholders voted on a non-binding advisory resolution to approve named executive officer compensation as disclosed in the annual proxy statement for the Annual Meeting. The stockholders’ votes with respect to approval of this advisory resolution were as follows:

For	Against	Abstentions	Broker Non-Votes
69,107,644	966,856	138,941	8,980,697

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 21, 2015	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
Name: Andrew P. Stone
Title: General Counsel and Secretary